Exhibit 99.1

Unique Fabricating, Inc. Reports Third Quarter Revenues of $39.6 Million;
Adjusted Diluted Earnings per Share of $0.18
Board of Director's declares quarterly dividend of $0.15 per share
Quarterly Revenue Increases 28% to $39.6 Million

Auburn Hills, MI - November 17, 2015 -- Unique Fabricating, Inc. ("Unique” or the "Company”)(NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial appliance market, today announced its financial results for the three and nine months ended October 4, 2015.

Third Quarter Highlights and Recent Developments

•	Revenue of $39.6 million versus $31.0 million in the third quarter of 2014, an increase of 27.7% year-over-year

•	Adjusted EBITDA of $4.3 million, including $1.2 million for non-cash charges which includes depreciation and amortization and non-cash stock awards, versus $3.1 million in the third quarter of 2014

•	Adjusted diluted earnings per share of $0.18 versus $0.13 in the third quarter of 2014

•	Declared a quarterly cash dividend of $0.15 per share payable on December 7, 2015 for stockholders of record as of November 30, 2015

•	Closed accretive and synergistic acquisition of Great Lakes Foam Technologies, Inc. to broaden solutions offering and expand reach into new markets

•	Subsequent to quarter-end, awarded a new program order by a major Japanese OEM for new TwinShape™ foam duct to be installed in select 2017 model SUVs

•	Subsequent to quarter-end, announced plans to close and consolidate its Murfreesboro, Tennessee manufacturing facility to enhance operational efficiency

“We delivered strong financial results in the third quarter and executed on a number of strategic and operational initiatives to enhance our long term growth prospects,” said John Weinhardt, Chief Executive Officer. “The strength of our business is supported by a number of favorable industry trends in both the automotive and industrial markets that we believe will drive momentum into 2016 and beyond. The highly synergistic and accretive acquisition of Great Lakes Foam Technologies broadens our solutions offering and expands our reach into new markets, helping to diversify our revenues and further strengthen our free cash flow. The acquisition provides a compelling base to augment our financial performance and further capitalize on the operating leverage inherent in our business model, which we believe, will enable meaningful profitability expansion and increased free cash flow.”

Weinhardt continued, “Growing demand from automotive manufacturers for greater fuel efficiency and the need for quieter vehicles continues to drive demand for our multi-material foam, rubber and plastic components. Subsequent to quarter-end, we were awarded a new program order by a major Japanese OEM for our new TwinShape™ foam duct which further validates the opportunity we see for new products that help automotive manufacturers advance light-weighting initiatives and programs to improve fuel efficiency."

Weinhardt concluded, “We remain committed to the innovation of new products that address the needs of an evolving marketplace and support the organic growth of our business with both existing and new customers, as well as opportunistically evaluating strategic acquisitions that could expand our addressable market.”

Third Quarter Financial Summary
Total revenue for the quarter ended October 4, 2015 increased to $39.6 million, up 27.7%, or $8.6 million from $31.0 million during the same period last year. The increase was driven primarily by the introduction of new products, increased market penetration, an additional week in our fiscal calendar for the third quarter of 2015 versus the third quarter of 2014, as well as contributions from the acquisition of Great Lakes Foam Technologies which closed on August 31, 2015.
Gross profit for the quarter period ended October 4, 2015 was $9.3 million, or 23.5% of total revenue, compared to $7.2 million, or 23.3% of revenues, for the corresponding period last year. The increase in gross margin was due to favorable product mix partially offset by higher manufacturing costs associated with the April 2015 launch of Unique Fabricating's new water heater wraps.
Net income for the quarter ended October 4, 2015 was $1.1 million, or $0.12 per basic and diluted share, compared to $0.8 million, or $0.13 per basic and diluted share, in the third quarter of 2014.
Adjusted EBITDA for the quarter ended October 4, 2015 was $4.3 million compared to $3.1 million in the third quarter 2014. The quarter-over-quarter increase is primarily a result of earnings generated from higher sales in the comparable periods this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Year to Date Financial Summary
Total revenue for the first nine months of 2015 increased to $107.7 million, up 15.6%, or $14.5 million from $93.2 million for the corresponding period last year. The year over year revenue growth was driven by increased market penetration and the introduction of new products.
Gross profit for the first nine months of 2015 was $25.7 million, or 23.8% of revenues, compared to $22.9 million, or 24.6% of revenues, for the corresponding period last year.  The decrease in gross margin is primarily the result of higher manufacturing costs associated with the April 2015 launch of Unique Fabricating's new thermal water heater wraps.
Net income for the year-to-date period ended October 4, 2015 was $4.0 million, or $0.52 per basic and $0.51 per diluted share, respectively, compared to $3.0 million or $0.45 per basic and $0.44 per diluted share, respectively, in the comparable period last year.
2015 year-to-date Adjusted EBITDA was $12.1 million compared to $10.5 million for the corresponding period last year.  The year-over-year increase in Adjusted EBITDA is primarily a result of earnings generated from higher sales in the comparable periods this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Balance Sheet Summary
As of October 4, 2015, the Company had approximately $718,000 in cash and cash equivalents, as compared to January 4, 2015, when the Company had $756,000.
Total debt outstanding as of October 4, 2015 was $32.6 million compared to $40.0 million as of January 4, 2015.
As of October 4, 2015, the Company had $3.7 million available of unused capacity under its $19.5 million revolving credit facility.

2015 Outlook
“Unique Fabricating continues to track toward its previously issued outlook for full-year 2015,” commented Tom Tekiele, Chief Financial Officer of Unique Fabricating. “In light of the transaction-related expenses resulting from our initial public offering and the accretive acquisition of Great Lakes Foam Technologies, we are clarifying our guidance as a non-GAAP, adjusted diluted earnings per share metric. This adjustment includes various acquisition related expenses, including non-cash stock awards, non-recurring integration expenses, amortization of the step up in inventory basis to fair market value, non-recurring transaction fees and non-recurring IPO related costs.”
Management expects:

•	Full year 2015 revenue of $138 million to $142 million

•	Full year 2015 adjusted diluted earnings per share(1) of $0.73 to $0.77

(1) - Please see the tables at the end of this press release for a reconciliation of GAAP results to adjusted results.

Declaration of Dividends
On November 17, 2015, Unique Fabricating, Inc.'s Board of Directors approved payment of a quarterly cash dividend of $0.15 per share. The dividend will be paid on December 7, 2015 to shareholders of record as of the close of business on November 30, 2015.

Quarterly Results Conference Call
Unique will host a conference call and live webcast to discuss third quarter 2015 results at 8:30 a.m. Eastern Time today, November 17. To access the call, please dial 1-888-572-7034 (toll-free) or 1-719-457-2083 and reference conference ID 9215831. The conference call will also be webcast live on the Investor Relations section of the company’s website at http://uniquefab.investorroom.com/.
A replay of the call will be available from 1 p.m. ET on November 17, 2015 until 11:59 p.m. ET by dialing 1-877-870-5176 (United States) or 1-858-384-5517 (international) and using pin number 9215831.
A replay of the webcast will be available on the Investor Relations section of the Company’s website for at least 90 days.

About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding and fusion molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.

Safe Harbor Statement
Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2015 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue and earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Prospectus, dated June 30, 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b) and in particular the Section entitled “Risk Factors” of the Prospectus, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the SEC. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

About Non-GAAP Financial Measures
We present Adjusted EBITDA and Adjusted Diluted Earnings Per Share in this press release to provide a supplemental measure of our operating performance. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. In addition, the financial covenants in our senior secured credit facility are based on Adjusted EBITDA, as presented in this press release, subject to dollar limitations on certain adjustments.

Investor Contact:
Hayden IR
Brett Maas/Rob Fink
646-536-7331/646-415-8972
ufab@haydenir.com

Source: Unique Fabricating, Inc.

UNIQUE FABRICATING, INC.
Consolidated Statements of Operations (Unaudited)

	Fourteen Weeks Ended October 4, 2015	Thirteen Weeks Ended September 28, 2014	Thirty-Nine Weeks Ended October 4, 2015	Thirty-Nine Weeks Ended September 28, 2014
Net Sales	$39,579,502	$31,028,026	$107,682,183	$93,151,183
Cost of Sales	30,280,834	23,803,346	82,031,708	70,247,457
Gross Profit	9,298,668	7,225,680	25,650,475	22,903,726
Selling, General, and Administrative Expenses	6,934,785	5,053,088	17,267,099	15,754,868
Operating Income	2,363,883	2,172,592	8,383,376	7,148,858
Non-operating Income (Expense)
Investment income	—	6	230	22
Other income	4,468	16,962	18,789	44,775
Interest expense	(724,414)	(874,227)	(2,437,103)	(2,761,845)
Total non-operating expense	(719,946)	(857,259)	(2,418,084)	(2,717,048)
Income – Before income taxes	1,643,937	1,314,333	5,965,292	4,431,810
Income Tax Expense	504,846	467,664	1,941,564	1,423,873
Net Income	$1,139,091	$846,669	$4,023,728	$3,007,937
Net Income per share
Basic	$0.12	$0.13	$0.52	$0.45
Diluted	$0.12	$0.13	$0.51	$0.44

UNIQUE FABRICATING, INC.
Consolidated Balance Sheets

	(Unaudited)
	October 4, 2015	January 4, 2015
Assets
Current Assets
Cash and cash equivalents	$717,721	$756,044
Accounts receivable – net	23,941,900	18,747,468
Inventory – net	14,963,675	10,488,051
Prepaid expenses and other current assets:
Prepaid expenses and other	2,005,023	1,613,327
Deferred tax asset	996,188	1,288,704
Total current assets	42,624,507	32,893,594
Property, Plant, and Equipment – Net	20,646,791	17,920,073
Goodwill	19,213,958	15,183,417
Intangible Assets	20,881,353	16,748,466
Other assets
Investments – at cost	1,054,120	1,054,120
Deposits and other assets	116,318	61,094
Debt issuance costs	216,559	289,942
Total assets	$104,753,606	$84,150,706
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	13,662,037	10,177,820
Current maturities of long-term debt	2,393,830	2,018,133
Income taxes payable	490,704	90,169
Accrued compensation	2,462,876	2,791,260
Other accrued liabilities	1,289,624	1,498,094
Total current liabilities	20,299,071	16,575,476
Long-term debt – net of current portion	14,508,613	29,000,612
Line of credit	15,668,213	8,952,865
Other long-term liabilities
Deferred tax liability	5,775,228	6,497,330
Other liabilities	88,032	86,511
Total liabilities	56,339,157	61,112,794
Redeemable Common Stock – 0 and 2,415,399 million shares issued and outstanding with a redemption value of $0 and $11,362,481 million at October 4, 2015 and January 4, 2015, respectively	—	6,445,977
Stockholders’ Equity
Common stock, $0.001 par value – 15,000,000 million shares authorized and 9,576,360 and 4,324,599 million issued and outstanding at October 4, 2015 and January 4, 2015, respectively	9,577	4,325
Additional paid-in-capital	44,319,959	13,723,456
Retained earnings	4,084,913	2,864,154
Total stockholders’ equity	48,414,449	16,591,935
Total liabilities and stockholders’ equity	$104,753,606	$84,150,706

UNIQUE FABRICATING, INC.
Conolidated Statements of Cash Flows (Unaudited)

	Thirty-Nine Weeks Ended October 4, 2015	Thirty-Nine Weeks Ended September 28, 2014
Cash Flows from Operating Activities
Net income	$4,023,728	$3,007,937
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,762,624	2,600,654
Amortization of debt issuance costs	216,930	229,164
Loss on sale of assets	39,712	27,326
Loss on extinguishment of debt	386,552	—
Bad debt expense, net of recoveries	32,893	239,487
Loss on derivative instrument	1,520	66,768
Stock option expense	160,764	27,439
Excess tax benefits from stock based compensation	(71,473)	—
Deferred income taxes	(428,118)	(847,047)
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	(4,226,320)	(3,585,710)
Inventory	(3,359,815)	(1,078,806)
Prepaid expenses and other assets	(444,421)	494,416
Accounts payable	2,333,067	2,824,232
Accrued and other liabilities	440,365	844,528
Net cash provided by operating activities	1,868,008	4,850,388
Cash Flows from Investing Activities
Purchases of property and equipment	(2,988,278)	(1,616,652)
Proceeds from sale of property and equipment	51,347	11,414
Acquisition of Chardan Corporation	—	(2,316,911)
Working capital adjustment from acquisition of PTI	—	173,740
Acquisition of Great Lakes Foam Technologies, Inc.	(11,819,991)	—
Net cash used in investing activities	(14,756,922)	(3,748,409)
Cash Flows from Financing Activities
Net change in bank overdraft	273,152	136,018
Payments on debt and in-kind interest	(14,646,409)	(1,018,208)
(Payments on) proceeds from revolving credit facilities	6,715,347	(164,371)
Debt issuance costs	—	(13,400)
Expenses of in process equity offering	—	(360,737)
Post acquisition payments for Unique Fabricating	(755,018)	(168,633)
Proceeds from the issuance of common stock pursuant to initial public offering	25,673,750	—
Payment of initial public offering costs	(3,439,836)	—
Proceeds from exercise of stock options and warrants	397,070	—
Excess tax benefits from stock based compensation	71,473	—
Distribution of cash dividends	(1,438,938)	—
Net cash provided by (used in) financing activities	12,850,591	(1,589,331)
Net Decrease in Cash and Cash Equivalents	(38,323)	(487,352)
Cash and Cash Equivalents – Beginning of period	756,044	891,826
Cash and Cash Equivalents – End of period	$717,721	$404,474
Supplemental Disclosure of Cash Flow Information – Cash paid for

Interest	$2,260,430	$1,461,479
Income taxes	$1,247,143	$1,025,947
Supplemental Disclosure of Cash Flow Information – Non cash investing and financing activities for
Note payable incurred for Chardan acquisition	$—	$500,000
Accretion on redeemable common stock	$1,364,031	$848,223
Accounts payable on working capital for Great Lakes Foam Technologies, Inc. acquisition	$127,401	$—

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Fourteen Weeks Ended October 4, 2015	Thirteen Weeks Ended September 28, 2014	Thirty-Nine Weeks Ended October 4, 2015	Thirty-Nine Weeks Ended September 28, 2014
GAAP Net income	$1,139,091	$846,669	$4,023,728	$3,007,937
Plus: Interest expense, net	724,414	874,227	2,437,103	2,761,845
Plus: Income tax expense	504,846	467,664	1,941,564	1,423,873
Plus: Depreciation and amortization	1,023,083	868,366	2,762,624	2,600,654
Plus: Non-cash stock award	148,455	6,401	160,764	27,439
Plus: Non-recurring integration expenses	32,187	19,043	32,187	90,574
Plus: Non-recurring step-up of inventory basis to fair market value	90,043	13,634	90,043	383,970
Plus: Non-recurring IPO costs	230,000	—	230,000	—
Plus: Transaction fees	415,849	—	415,849	236,537
Adjusted EBITDA	$4,307,968	$3,096,004	$12,093,862	$10,532,829

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted Diluted Earnings Per Share

	Fourteen Weeks Ended October 4, 2015	Thirteen Weeks Ended September 28, 2014	Thirty-Nine Weeks Ended October 4, 2015	Thirty-Nine Weeks Ended September 28, 2014
GAAP Net income	$1,139,091	$846,669	$4,023,728	$3,007,937
Plus: Non-cash stock award	148,455	6,401	160,764	27,439
Plus: Non-recurring integration expenses	32,187	19,043	32,187	90,574
Plus: Non-recurring step-up of inventory basis to fair market value	90,043	13,634	90,043	383,970
Plus: Non-recurring IPO costs	230,000	—	230,000	—
Plus: Transaction fees	415,849	—	415,849	236,537
Less: Tax Impact	(281,464)	(13,905)	(302,317)	(237,275)
Adjusted Net income	$1,774,161	$871,842	$4,650,254	$3,509,182

Diluted Weighted Average Shares Outstanding	9,662,118	6,767,043	7,959,948	6,767,043
Net income per share
Diluted - GAAP	$0.12	$0.13	$0.51	$0.44
Diluted - Adjusted	$0.18	$0.13	$0.59	$0.52